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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses constituting part of this Registration Statement on Form S-3 of our report dated January 31, 2002 appearing on page F-2 of AIG SunAmerica Life Assurance Company's (formerly, Anchor National Life Insurance Company) Annual Report on Form 10-K/A for the year ended December 31, 2001. We consent to the incorporation by reference in the Variable Separate Account (Portion Relating to the Polaris Protector / Polaris Platinum Variable Annuities) Prospectus of our reports dated March 8, 2002 relating to the financial statements of Variable Separate Account (Portion Relating to the Polaris Platinum Variable Annuity) and to the financial statements of Variable Separate Account (Portion Relating to the Polaris Protector Variable Annuity). We consent to the incorporation by reference in the Variable Separate Account (Portion Relating to the Polaris Variable Annuity) Prospectus of our report dated March 8, 2002 relating to the financial statements of Variable Separate Account (Portion Relating to the Polaris Variable Annuity). We also consent to the reference to us under the heading "Independent Accountants" in such Prospectuses.



PricewaterhouseCoopers LLP
Los Angeles, California
April 12, 2002